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Exhibit a(v)

Northwest Airlines Corporation
Stock Option Exchange Program
Change in Election From Accept to Reject

Employee Number:

Employee Name:

        If you previously elected to accept Northwest Airline Corporation's ("NWA Corp.") offer to exchange Eligible Options held by you and you would like to change your election and reject the offer, click the "submit" button below before 5 P.M. Central Time on January 14, 2003, unless the offer is extended. If you have questions regarding the process for submitting this Change in Election, please send an email to exchangeoffer@nwa.com.

To NWA Corp.:

        I previously submitted the Election Acceptance Form, in which I voluntarily accepted the stock option exchange offer outlined in NWA Corp.'s "Offer to Exchange" dated December 13, 2002 ("Exchange Offer Document") for my Eligible Options. I now wish to change that election and reject NWA Corp.'s offer to exchange. I understand that by submitting this Change in Election, I am withdrawing my election to participate in the offer.

        I understand that in order to reject the offer, I must click on the "submit" button below before 5 P.M. Central Time on January 14, 2003, or if NWA Corp. extends the deadline to exchange Eligible Options, before the extended expiration date of the offer.

        By rejecting the offer, I understand that I will keep my Eligible Options. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between NWA Corp. and me.

        I reject the offer to exchange my Eligible Options as of the date hereof.

        For verification purposes, please enter your
Social Security Number (U.S. Citizens only):             -            -                      Submit    Close Window

RETAIN A COPY OF YOUR SUBMISSION FOR YOUR RECORDS.

        You should receive a confirmation of your change via email. If you do not receive a confirmation, please send an e-mail to exchangeoffer@nwa.com.

Northwest Airlines Corporation
Stock Option Exchange Program
Change in Election From Accept to Reject (for employees for which written notice is required)

Employee Number:

Employee Name:

Social Security Number (U.S. Citizens only):             -            -

Email Address:

        If you previously elected to accept Northwest Airlines Corporation's ("NWA Corp.") offer to exchange Eligible Options held by you and you would like to change your election and reject the offer, you must sign this Change in Election and send it to NWA Corp. before 5 P.M. Central Time on January 14, 2003, unless the offer is extended. You may deliver your election form via:

    FAX: (612) 726-3509

        or

    HAND DELIVERY or OVERNIGHT COURIER:

        Northwest Airlines, Inc.
        Attn: Michele Swanson
        Dept A1420
        2700 Lone Oak Parkway
        Eagan, MN 55121-1534

        If you have questions regarding the process for returning this Change in Election, please send an email to exchangeoffer@nwa.com.

To NWA Corp.:

        I previously signed and returned the Election Acceptance Form, in which I voluntarily accepted the stock option exchange offer outlined in NWA Corp.'s "Offer to Exchange" dated December 13, 2002 ("Exchange Offer Document") for my Eligible Options. I now wish to change that election and reject NWA Corp.'s offer to exchange. I understand that by signing this Change in Election and delivering it pursuant to the instructions above, I am withdrawing my election to participate in the offer.

        I understand that in order to reject the offer, I must sign and deliver this Change in Election to NWA Corp. before 5 P.M. Central Time on January 14, 2003, or if NWA Corp. extends the deadline to exchange Eligible Options, before the extended expiration date of the offer.

        By rejecting the offer, I understand that I will keep my Eligible Options. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between NWA Corp. and me.

        I reject the offer to exchange my Eligible Options as of the date hereof.

Signature	Date

RETAIN A COPY OF YOUR SUBMISSION FOR YOUR RECORDS.

        You should receive a confirmation of your change via email. If you do not receive a confirmation, please send an e-mail to exchangeoffer@nwa.com.

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  Exhibit a(v)